UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 12, 2009

Ameren Corporation (Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-14756 (Commission File Number)	43-1723446 (IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103 (Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On February 12, 2009, the Human Resources Committee of the Board of Directors (the “Committee”) of Ameren Corporation (“Ameren”) approved and on February 13, 2009 the full Board of Directors of Ameren ratified the establishment of the 2009 Ameren Executive Incentive Plan (the “2009 EIP”) to provide for the payment of cash awards to the Named Executive Officers identified below based on earnings per share (“EPS”) of Ameren and/or business segment contribution to Ameren EPS and individual performance in 2009.  The 2009 EIP is attached as Exhibit 10.1 and is incorporated herein by reference.

For 2009, a target award under the 2009 EIP was established for each Named Executive Officer as a percent of 2009 base salary as shown below.

Named Executive Officer	Target Short-Term Incentive Compensation as Percent of Base Salary
Rainwater	90%
Baxter	60%
Voss	60%
Sullivan	60%
Cisel	60%

Under the 2009 EIP, EPS determined in accordance with generally accepted accounting principles is the primary metric used to establish award opportunities.  Named Executive Officers with corporate responsibility (Messrs. Rainwater, Baxter and Sullivan) will have their incentive compensation opportunity based 100% on Ameren EPS, while Named Executive Officers with business segment responsibility (Messrs. Voss and Cisel) will have their incentive compensation opportunity based 50% on Ameren EPS and 50% on their respective business segment contribution to Ameren EPS.  The range of EPS achievement levels for the 2009 EIP (threshold, target and maximum) were also established by the Committee and ratified by the Board in February 2009.  EPS achievement levels may be adjusted to include or exclude specified items of an unusual or non-recurring nature as determined by the Committee at its sole discretion and as permitted by the Ameren Corporation 2006 Omnibus Incentive Compensation Plan.  In the event Ameren EPS or business segment contribution to Ameren EPS is below the threshold achievement level, as determined by the Committee, no award will be paid that is based on achieving the related EPS threshold achievement level.

The 2009 EIP award based on achievement of 2009 Ameren EPS and/or business segment contribution to Ameren EPS (the “core award”) for Named Executive Officers may be adjusted downwards by up to 50% in the Committee’s discretion.  While the 2009 EIP provides that the core award may also be adjusted upwards by up to 50%, the Committee decided to reduce executive incentive compensation opportunities for 2009 due to the current business environment and, accordingly, the core award of certain officers, including the Named Executive Officers, may not be adjusted upward.

In order to ensure that awards under the 2009 EIP are fully deductible for tax purposes, the Committee set a limitation on the 2009 short-term incentive award for each Named Executive Officer of 0.5 percent of Ameren’s 2009 net income, so as to help qualify any such payouts as performance-based pay and be fully deductible to Ameren for tax purposes.

Item 9.01	Financial Statements and Exhibits.

              (d)Exhibits

Exhibit Number:	Title:
10.1	2009 Ameren Executive Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ameren Corporation
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Date:  February 19, 2009

Exhibit Index

Exhibit Number:	Title:
10.1	2009 Ameren Executive Incentive Plan.